                                                  EXHIBIT 10.1

          [NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      AGREEMENT made as of this 9th day of August, 1999 by and between CBS SPORTS, A Division of CBS Broadcasting Inc., 51 West 52nd Street, New York, New York 10019 (herein called "CBS"), and PRINCETON VIDEO IMAGE, INC., 15 Princess Road, Lawrenceville, N.J. 08648 (herein called "Contractor").

                           WITNESSETH:

     In consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

     1.   GENERAL AGREEMENT

     (a) Contractor will provide services, using the system it developed for the real-time insertion of images (herein called "Electronic Images" or "Electronic Imaging") and its own proprietary hardware and software system (herein called the "PVI System"), to insert Electronic Images into the CBS television broadcasts described in Exhibit I, attached hereto and made apart hereof, in accordance with the terms and conditions of this Agreement and the details and specifications set forth in Exhibit I (the services described here and in Exhibit I are herein called
the "Services").    In the event of any conflict or inconsistency
between any of the terms and conditions contained in this Agreement and any provisions of or any of the terms and conditions in Exhibit I, the terms and conditions contained in this Agreement will govern. Contractor will provide inserts during all such live broadcasts in up to three (3) camera feeds for each game and the inserts will at least consist of an indication of the location of the first down yard marker ("First Down Line"). Such inserts may include promotional material or advertising for CBS and others as CBS so elects.

     (b) All Services performed by Contractor hereunder shall be performed in a reasonable and professional manner and in such a manner so that labor disputes shall be avoided. CBS shall have the right, at any time and from time to time, by notice given to Contractor, to suspend Services by Contractor, without any penalty against CBS, if any performance by Contractor is carried out in such a manner as will or may cause, in the judgment of CBS, a strike or other similar labor dispute.
_
          Contractor will take all measures to prevent injury and loss to persons or property located within each location at which the Services are to be performed hereunder. Contractor will be responsible and liable for all personal injuries and/or property damage caused by the performance of Contractor's Services hereunder and any and all acts and omissions of any of Contractor's employees.

     (d) CBS will be responsible for obtaining all rights and permissions from the National Football League ("NFL") required to enable Contractor to provide the Services. CBS has obtained the required permissions and approval from the NFL to enable
Contractor to provide the Services.

     (e) To enable Contractor to provide its services, CBS will provide Contractor reasonable advance access to all games, access to game television production sites and the cooperation of those broadcasting the games. No persons other than Contractor's personnel shall have access to PVI Systems without Contractor's written consent. CBS will make its agents and vendors aware of this requirement.

     2.   ADDITIONAL APPLICATIONS

     (a) Contractor will work with CBS to identify applications for Electronic Image advertising and enhancements for use in college football game broadcasts. Contractor will cooperate with CBS to identify advertisers for any such applications. If CBS elects to include such advertising and/or enhancements in such college football games, and to the extent that advertisers acceptable to CBS can be identified by Contractor, CBS will be solely responsible for negotiating arrangements with such advertisers for their participation in Electronic Image advertising utilizing the PVI System. CBS shall be under no obligation to use the Electronic Images in any college game broadcast. If Electronic Imaging is used in college football game broadcasts, Contractor will be the sole supplier of such services.

     (b) Contractor and CBS will explore other applications of Contractor's technology for other sporting events, either as a stand alone sale or integrated with another CBS commercial offering. Contractor and CBS will mutually agree on the specific services to be provided, if any, including image location, content and appearance of Electronic Imaging.

          If CBS has an interest in utilizing new electronic image insertion technology, in using electronic image insertion technology for other sports or if CBS wishes to use the PVI System or other electronic image insertion technology for more than the number of NFL games a season set forth in Exhibit I, CBS will notify Contractor of such interest and negotiate in good faith with Contractor for Contractor to provide such services to CBS. If CBS and Contractor are unable to reach an agreement on the terms and conditions for such other use of electronic image insertion technology, CBS will be free to contract with a third party to provide such services.

     3.   PAYMENT

     (a) For the performance of all of Contractor's obligations hereunder, with respect to the unsponsored First Down Line
Services, and all rights granted herein, CBS shall pay Contractor as follows: [CONFIDENTIAL TREATMENT REQUESTED]

Thirty (30) days after the receipt of a monthly invoice for the per game fee times the number of NFL games broadcast by CBS during said month.

     (b) All applicable local sales and compensating use taxes, applicable to transactions hereunder, shall be borne by CBS;
provided, however, CBS, shall not be liable for any tax, however designated, based upon the income of Contractor

          Contractor represents, as of the date of this Agreement, that the prices charged for the Services to CBS hereunder, are based upon negotiations conducted in good faith and that the effect of this Agreement will not be to prefer CBS over any other customer of similar services.

     (d) Contractor does not warrant that Contractor will be able to provide uninterrupted or error free Service to CBS for any game broadcast utilizing the PVI System; provided, however, Contractor will use its best efforts to correct the problem causing the error as soon as practicable. If Contractor is unable to provide the PVI System for any game on Exhibit I or if during any game the PVI System does not function properly, the total sum due hereunder will be reduced pro rata.

     (e) If any PVI System Services are provided by Contractor for additional applications of the System pursuant to paragraph 2 of this Agreement, [CONFIDENTIAL TREATMENT REQUESTED].

     (f) Contractor is responsible for all costs and expenses including, without limitation, the travel, airfare, hotel and per diem expenses for all personnel provided by PVI to operate the System for each NFL game.

     (g) If CBS wants the inserts to be provided pursuant to subparagraph 1(a) to include advertising materials, Contractor and CBS will negotiate in good faith an additional per game fee to be paid by CBS for the inclusion of such material. Said per game fee will be paid [CONFIDENTIAL TREATMENT REQUESTED].

     4.   TERM

     (a) The term of this Agreement shall commence on August 6, 1999 and shall continue, unless sooner terminated [CONFIDENTIAL
TREATMENT REQUESTED] (herein called the "Term").

     (b) CBS shall have the right to terminate this Agreement effective at the end of an NFL season if the quality of the Services did not meet the level of the Services provided to CBS by Contractor for the 1998 NFL season and/or if the Services did not meet the specifications set forth in Exhibit I and, after notice from CBS of the below standard quality of Services, Contractor failed to improve the quality of Service during the applicable NFL season. In the event that this Agreement is terminated pursuant to this paragraph, CBS shall pay Contractor, subject to deductions for any claims CBS may have against Contractor hereunder, for Services satisfactorily performed or furnished by Contractor prior to the date of termination, which payment will completely discharge all of CBS's obligations hereunder.

     5.   AMENDMENTS

          Any and all changes, modifications, additions or amendments to this Agreement including, but not limited to, changes in the Term, Warranties and Indemnification provisions must be in writing and executed by an authorized representative of both CBS and Contractor. Any other attempted change, modification, addition or amendment will be null and void and of no force or effect.

     6.   WARRANTIES

     (a) Contractor represents and warrants: (i) that Contractor has and will continue to have the right and power to enter into and fully perform this Agreement; (ii) that Contractor has all necessary patent, copyright and other intellectual property rights which are necessary to enter into this Agreement and provide such Services making use of the PVI System; (iii) that Contractor's performance hereunder shall not violate or infringe upon the rights of any person, firm or corporation; (iv) that in the performance of this Agreement it will not be necessary to, and Contractor will not, reveal to any third party any secrets or any other information of any nature whatsoever received or held by Contractor in confidence, except as otherwise provided herein;
(v) that any Services rendered to CBS in accordance with the terms of the Agreement shall be performed in a professional manner by qualified personnel, trained to perform all of the Services required hereunder; and (vi) that Contractor's personnel will comply with CBS's rules, policies and regulations at all times while performing the Services hereunder.

     (b) Contractor further warrants and represents that at Contractor's sole cost and expense Contractor will:

          (i)       comply with all applicable laws,
     ordinances, rules and regulations;

          (ii)      take all reasonable measures to prevent
     injury and loss to persons or property;

          (iii)     perform the Services within the space
     assigned without interfering with the work of CBS employees or other contractors;

          (iv)      be responsible for all damages to
     persons or property occurring in connection with the Services, except as provided in subdivision 6.(c)(iii).

          CBS warrants and represents (i) that CBS has and will continue to have the right and power to enter into and fully perform this Agreement; (ii) that in the performance of this Agreement it will not be necessary to, and CBS will not, reveal to any third party any secrets or any other information of any nature whatsoever received or held by CBS in confidence, except as otherwise provided herein; and
(iii) that CBS will be responsible for the content or appearance of the Electronic Images CBS has requested or approved.

     7.   FORCE MAJEURE

     (a) In the event that Contractor's timely performance of any of Contractor's obligations hereunder becomes impossible because of any cause relating to war or national defense or government regulation, law or order, fire, earthquake, act of God or calamity beyond the control, fault or negligence of Contractor, Contractor will promptly notify CBS thereof in writing and CBS will have the right, exercisable by notice given to Contractor within thirty (30) days, after the receipt of any such notice from Contractor, to terminate this Agreement forthwith. Any such termination will be without any further obligation or liability of CBS whatsoever with respect to any portion of this Agreement not yet performed and Contractor shall return to CBS any payments made by CBS hereunder attributable thereto; provided, however, that CBS will pay to Contractor the applicable Payment for Contractor's satisfactory performance of Services prior to the termination of this Agreement; provided, further however, that if CBS does not terminate this Agreement as to the Services within the aforesaid thirty (30) day period, Contractor shall have the right to give CBS further notice that Contractor is either suspending its performance hereunder pending the removal by Contractor of the cause of the delay, or canceling the remainder of Contractor's obligations pursuant to this Agreement, without liability other than the aforesaid return of payments made by CBS applicable to the unperformed Services.

     (b) Notwithstanding anything to the contrary elsewhere in the Agreement, as long as the performance of the Services can be safely performed, Contractor will perform Contractor's obligations under the Agreement, even if there is an event of Force Majeure, or in the event that any labor organization (union) engages in a strike, work stoppage or picketing at CBS's premises, at Contractor's premises or at the premises of another employer in a location where Contractor may perform the Services for CBS. Contractor will continue to perform the Services for CBS and will cross any picket lines, if necessary, to enter a location where Contractor's Services for CBS are required or requested.

     8.   INDEMNIFICATION

     Contractor will at all times, notwithstanding the fulfillment of Contractor's obligations hereunder or of any termination of this Agreement, indemnify and hold harmless CBS, CBS's subsidiary and affiliated corporations, licensees, assignees, or transferees and the directors, officers, employees and agents thereof, from and against any and all claims, damages, liabilities, costs and expenses, including, but not limited to, legal expenses and reasonable attorney's fees caused by arising out of :

          (i)       any breach by Contractor of any
          covenant, warranty, or representation made by Contractor herein; or

          (ii)      the performance or nonperformance by
          Contractor, or Contractor's employees and agents of Contractor's obligation hereunder resulting in personal injury, bodily injury (including death) or tangible property damage; or

          (iii)     Contractor will at all times,
          notwithstanding the fulfillment of Contractor's obligations hereunder or any termination of this Agreement for cause, indemnify and hold harmless CBS, CBS's subsidiaries and affiliated corporations, licensees, assignees, or transferees, and the directors, officers, employees and agents thereof, from and against any and all claims, damages, liabilities, costs and expenses, including reasonable attorneys' fees, caused by or arising out of (i) any breach by Contractor of any covenant, warranty, or representation made by Contractor herein, (ii) the performance of Contractor obligations hereunder,
          (iii) any use by CBS of the PVI System, including, but not limited to, any claim or allegation that the PVI System or any component thereof directly or otherwise infringes any right(s) of any patent, copyright or other intellectual property right. Without limiting the generality of the foregoing, Contractor shall satisfy any final judgment or decree which may be entered against CBS or any of the other indemnitees listed above, on account of any such claim or allegation and any and all costs and expenses, including reasonable attorney's fees, incurred by CBS in assisting Contractor in the defense of any such claim, suit, or proceeding. CBS shall give Contractor prompt notice of any such claim or allegation and Contractor shall take over and conduct the defense thereof.

     9.   INSURANCE

     (a) Contractor will obtain and maintain in force, at its expense, at all times during the term of this Agreement, with an insurance carrier acceptable to CBS, insurance coverage as follows:

          (i) Workers Compensation Insurance coverage, as required by law, including Employer's Liability
     Insurance having a limit of ONE MILLION DOLLARS
     ($1,000,000.00), covering all persons employed by Contractor in connection with this Agreement;

          (ii)      Commercial General Liability Insurance
     in the full amount of Contractor's policy or policies, however, in no event shall the limits of such coverage be less than FIVE MILLION DOLLARS ($5,000,000.00) combined single limit and in the aggregate. Such liability policy or policies shall include the following types of coverage: Contractual Liability, Products and/or Completed Operations Liability and shall cover Contractor and CBS, for loss due to negligence by Contractor's employees, agents, subcontractors and representatives;

          (iii)     If vehicles are used in connection with
     the delivery and/or installation obligations of Contractor hereunder, Commercial Automobile Liability
     Insurance including coverage for owned, hired and non-owned vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury, personal injury (including death) and property damage.

     (b) Upon execution of this Agreement, Contractor will provide to CBS's Contract Administrator, Corporate Sourcing & Logistics Department either the policies of insurance or certificates evidencing all the insurance required to be carried by Contractor hereunder, has in fact been obtained, that said policies cover the contractual obligations of Contractor to CBS under this Agreement, and that the insurance carrier or carriers are obligated to provide CBS with reasonable days prior written notice of any modification adverse to CBS's interest or termination of such insurance during the term of the Agreement. Each such policy (excluding Workers Compensation Insurance) will include CBS as an additional insured, as their interests may appear, and will include an endorsement indicating that the coverage provided thereunder shall be primary and that any insurance in force for or in the name of CBS shall be in excess and non-contributing. Nothing in this paragraph shall in any way limit or qualify or be deemed to limit or qualify Contractor's obligation hereunder.

     10.  INDEPENDENT OPERATION

     Nothing herein contained shall create or be deemed to create any association, partnership, joint venture, the relation of principal and agent or employer and employee between the parties hereto, it being understood that Contractor will perform all of its obligations hereunder as an independent contractor. Contractor will discharge all liabilities and obligations required of Contractor, by law or otherwise, as an employer with regard to its employees. No acts performed or words spoken by Contractor with respect to any third party shall be binding upon CBS. Any and all obligations incurred by Contractor in connection with the performance of any of its obligations hereunder will be solely at Contractor's own risk and CBS shall not be obligated, in any way, therefor.

     11.  OWNERSHIP OF MATERIALS

     (a) Subject to the provisions of subparagraph 11(d), any reports, documents or other materials produced for CBS in connection with the performance of the Services performed by Contractor hereunder including, specifically, the depiction of Electronic Images as part of CBS television broadcasts (herein called "Materials") shall be the sole and absolute property of CBS for any and all purposes whatsoever and may be used by throughout the world in perpetuity without limitation or restriction, and Contractor agrees that it does not have, and will not claim to have, either under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to such materials.

     (b) The Materials created, developed or furnished to CBS by Contractor hereunder (whether alone or in conjunction with any other person or entity) shall be deemed to be provided to CBS as "Work Made for Hire" as such term is defined in the United States Copyright Act of 1976 and understood and interpreted pursuant to the copyright laws of the United States and CBS shall be deemed to be the copyright owner of such Materials. Contractor at CBS's request will execute such further instruments as CBS may from time to time request to evidence, establish, maintain, or defend CBS's copyrights, rights, title or interest in and to the Materials or effectuate the purposes of this Agreement, including, without limitation, execution of a short-form assignment covering CBS's acquisition of the rights in the Materials, which documents shall be in form satisfactory to CBS, and, as the case may be, suitable for recordation in the United States Copyright Office.

          If the provisions of subparagraph (b) hereof do not apply to the Materials created or furnished hereunder and to the extent such Materials created or furnished by Contractor hereunder is protectible and capable of ownership at law or equity, Contractor hereby assigns, conveys and transfers over to CBS all right, title and interest, including all copyrights, that it may have in the Materials.

     (d) Notwithstanding the other provisions of this paragraph 11, CBS acknowledges that it does not have nor will it gain any right, title or other proprietary interest in any of the following:

          (i)       any of Contractor's patents, patent
                    rights, copyrights, trademarks, trade
                    names, service marks, trade secrets and
                    confidential or proprietary information
                    relating to the PVI System; or


          (ii) any of Contractor's or any third party's copyright, trademark or other proprietary rights in or to any individual images or elements contained in any Electronic Images (provided, however, that any image or element that Contractor creates at the express request and direction of CBS shall be owned by CBS; or

          (iii)     the concept or idea of inserting
                    Electronic Images, or inserting any
                    specific image or element contained in
                    any Electronic Images, into television
                    broadcasts; or

          (iv)      any particular method, manner, location
                    or timing of inserting Electronic Images into television broadcasts that
                    Contractor uses in performing services
                    under this Agreement.

     12.  CREDIT

     CBS will provide Contractor an appropriate, in CBS's sole discretion, on screen credit at the conclusion of each broadcast in which Contractor provides the Services.

     13.  PUBLICITY AND ADVERTISING

     Contractor will not, in any way or in any form, publicize or advertise, in any manner, the fact that Contractor is providing any of the Services hereunder to CBS or any of CBS's subsidiary and/or affiliated corporations without the express prior written approval of CBS for each item of advertising or publicity except to the extent PVI is required to do so by law. The foregoing prohibitions will include, but shall not be limited to, news releases, letters, correspondence, literature, promotional materials, or displays of any nature or form. Any violation of this paragraph shall be deemed to be a material
breach of this Agreement.   Each request for approval hereunder shall
be submitted in writing to the Senior Vice President Operations CBS Sports or his designee and approval, in each instance, shall be effective only if in writing and signed by said Vice President or his designee. Contractor may, as long as CBS remains a client of Contractor, orally inform its potential clients that CBS is among its clients, may include CBS on written lists of Contractor's clients which Contractor may furnish to potential clients only and with prior written approval of CBS and the NFL use brief videotape excerpts of the broadcasts listed on Exhibit I for sales promotion purposes.

     14.  GENERAL PROVISIONS

     (a) The titles of the paragraphs of this Agreement are for convenience only and shall not, in any way, affect the interpretation of any paragraph of this Agreement or the Agreement itself.

     (b) A waiver, by either party, to any of the terms and conditions of this Agreement, in any instance, shall not be deemed or construed to be a waiver of such term or condition for the future or of any subsequent breach thereof. All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation, or agreement of either party.

          Contractor may not assign any rights or obligations under this Agreement, in whole or in part, except with prior written consent of CBS, which consent may be given or withheld in CBS's sole and absolute discretion and any attempted assignment of any rights or obligations under this Agreement shall be null and void and of no force or effect.

     (d) Unless otherwise specifically provided elsewhere herein, all notices required to be given hereunder, will be given in writing, either by personal delivery, by mail, by facsimile, or by telegraph (but not by "collect" telegram) if to Contractor, at the address hereinabove set forth; if to CBS, at 51 West 52 Street, New York, New York 10019, c/o Senior Vice President Operations, CBS Sports or his designee; or such other address as may be hereafter designated in writing by either party. Except as may otherwise expressly be provided elsewhere herein, notice by mail shall be deemed given on the date of mailing thereof; notice given by facsimile shall be deemed given upon the receipt of such facsimile; and notice given by telegram shall be deemed given upon delivery of such telegram to a telegraph office.

     (e) This Agreement has been entered in the State of New York, and the validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York, with respect to the determination of any claim, dispute or disagreement, which may arise out of the interpretation, performance, or breach of this Agreement.

     (f) CBS Inc. is an equal opportunity employer and is a federal contractor that maintains an affirmative action program. Consequently, the parties agree that they will comply with Executive Order 11246 as amended, the Vietnam-Era Veteran's Readjustment Act of 1974 as amended, and the Rehabilitation Act of 1973 as amended, and the Equal Opportunity Clauses contained in the implementing regulations (41 CFR 60-1.4; 41 CFR 60-250.4; 41 CFR 741-4), and also agree that these laws are incorporated herein by this reference.

     (g) If any provisions of this Agreement, as applied to either party or to any circumstance, shall be adjudged by a court to be null and void or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstance, or the validity or enforceability of this Agreement.

     (h) This Agreement constitutes the entire agreement between CBS and Contractor with respect to the subject matter herein contained and this Agreement cannot be changed or terminated orally.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PRINCETON VIDEO IMAGE, INC              CBS SPORTS
                                   A Division Of CBS Broadcasting Inc.

     LAWRENCE L. EPSTEIN                /s/ Ken Aagaard
By________________________         By_____________________

     /s/ Lawrence L. Epstein            Ken Aagaard
Name______________________         Name___________________

          VP/CFO                        SR VP, CBS SPORTS
Title_____________________         Title__________________

                           EXHIBIT I

Attached to and hereby made a part of the Agreement dated as of
                        August 9, 1999,
by and between CBS SPORTS, A Division of CBS Broadcasting Inc., and PRINCETON VIDEO IMAGE, INC.

24 regular and post season games, plus the 2001 Super Bowl

The 24 game schedule would be for [CONFIDENTIAL TREATMENT REQUESTED] "A" regional games with the "A" truck NEP SS12. In addition, we would work on [CONFIDENTIAL TREATMENT REQUESTED], some of which would be with other trucks. Some weeks would require two crews such as the playoff weekend in January, Thanksgiving week and the weekends of the national games in December.

For the Super Bowl of the 2000 NFL Season in January 2001, PVI will work with CBS to develop unique program enhancements, the fee for implementation of which will be determined jointly at that time.

PVI processors and computer control units will be integrated in the CBS "A" game mobile unit "graphics truck". Mobile unit to provide digital signals for processing and PVI to feed back digital signal with line inserted. All other audio and video equipment and processing will be provided as integrated service from the mobile unit as it is with other equipment such as tape and graphics.
  PVI will supply technical crew to operate the three upstream systems.
  PVI will supply all sensor equipment for the cameras including
     Vinten Pan heads.
  CBS will provide spotter/production person to supply the first down location information.  PVI will train.
CBS will provide Matthews or equivalent stable and sturdy tripods
  (PVI supplied at some locations in 1998).

Engineering Detail of Items Supplied by each Party

          PVI                                CBS

LVIS Processor                     Director's hot mic-Camera PL
Camera PC's                        ISO capability on camera PL.
                                        Camera to PVI
Control PC's                       Intercom panel for all truck
                                        communications
Connection panel as agreed with    Video monitors Program and
     CBS  engineering                   Cameras
                                   Serial 601 from CCU
Video monitors for LVIS Preview    SYNC

Serial to parallel conversion      Serial return is distributed
PC for control of line placement        by truck to tape,
                                        monitors and switcher any
                                        conversions done by
                                        mobile unit
Monitor for system output to MU    PVI return feed to each camera
                                        return monitor
PVI supplies list of cabled        Pre-run cable @ stadiums,
     stadiums                           PVI supplies cable
Audio delay units, if required to  List of stadium to do &
     be installed by CBS in Mobile      schedule
     Units                         Program Audio Monitor
                                   CBS sends and receives serial
                                        601
                                   PVI provides NO composite
                                        return to truck
                                   CBS supplies ALL CABLE except
                                        PVI provides processor
                                        interact cables and
                                        special cables between
                                        camera processor and lens
                                   Spotter
                                   Lenses supplied prior to
                                        season for
                                        characterization of main
                                        lenses and spares
                                   Transportation/Lodging booked
                                        by CBS, billed to PVI
                                   CBS supplies VT of stadiums
                                        prior to season and air
                                        checks of broadcasts
                                   Two POTS phone lines for PVI